Exhibit 32.2

STATEMENT FURNISHED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Computer Graphics International Inc. (the "Company") for the quarter ended June 30, 2011:

I, Yongqing Ma, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ending June 30, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the quarter ending June 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2011	By:	/s/ Yongqing Ma
Yongqing Ma Chief Financial Officer (Principal Financial Officer)